CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A of Ophthalmic Imaging Systems of our reports, dated March 27, 2008 and March 14, 2007, relating to our audits of the financial statements as of December 31, 2007 and 2006 and each of the two year periods ended December 31, 2007 and December 31, 2006, respectively, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

Perry-Smith LLP

Sacramento, California
July 18, 2008